                                                                    Exhibit 24.1
                                                                  Conformed Copy

                            CROWN FINANCE FOUNDATION
                          P.O. Box 1618, FL-9490 VADUZ
                   TEL: 00423 233 20 21, FAX: 00423 232 06 30


                                POWER OF ATTORNEY

________________________________________________________________________________

Crown Finance Foundation, registered at "Am Schragen Weg 14, FL-9490 Vaduz" represented by Dr. Norbert Seeger, Attorney-at-Law, Vaduz, and Dr. Christian Zangerle Vaduz with collective signatory authorities by two, herewith empowers


                    Mr. Franz Thomas Alexander Wolf, holder of Passport No. 2478487411 of the Federal Republic of Germany, Issued on July 24, 1997 by Landeseinwohneramt Berlin

                    to sign on behalf of Crown Finance Foundation reports to be filed with the United States Security and Exchange Commission under the Securities Exchange Act of 1934

This Power of Attorney is valid until 31/st/ July 2003.



Vaduz, 4/th/ July 2002   CROWN FINANCE FOUNDATION


                         /s/ Dr. Norbert Seeger     /s/ Dr. Christian Zangerle
                         ----------------------     --------------------------
                         (Dr. Norbert Seeger)       (Dr. Christian Zangerle)


Die Echtheit der Unterschrift des      Die Echtheit der Unterschrift des
Herrn Dr. Christan Zangerle,           Herrn Dr. Norbert SEEGER,
FL-9490 Vaduz, wird beglaubigt         Rechtsanwalt,
Vaduz, am    11 Juli 2002              FL-9490 Vaduz,
                                       Wird bestatigt.
                                       Furstl. Liechtenstein. XXXXXXX
                                       Vaduz, den 11 Juli 2002
[APOSTILLE]